                                                                  EXHIBIT 99.(g)
                               CUSTODY AGREEMENT
                               -----------------

        THIS AGREEMENT made the 5th day of March, 1991 by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at l27 West 10th Street, 14th Floor, Kansas City, Missouri 64105 ("Custodian"), and THE FAHNESTOCK FUNDS, a Massachusetts business trust having its principal office and place of business at 110 Wall Street, New York, New York 10005 ("Trust").

                                  WITNESSETH:

        WHEREAS, Trust desires to appoint Investors Fiduciary Trust Company as Custodian of the securities and monies of the investment portfolios of each series of Trust's share of beneficial interest; and

        WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;

        NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.      APPOINTMENT OF CUSTODIAN. Trust hereby constitutes and appoints
        -------------------------
        Custodian as custodian of Trust which is to include:

        A. Appointment as custodian of the securities and monies at any time owned by Trust securities and monies attributed to each series of shares of Trust's shares of beneficial interest being separately held and accounted for; and

        B. Appointment as agent to perform certain accounting and recordkeeping functions required of a duly registered investment company in compliance with applicable provisions of federal, state and local laws, rules and regulations including, as may be required:

           1. Provide information necessary for Trust to file required financial reports; maintaining and preserving required books, accounts and records as the basis for such reports; and performing certain daily functions in connection with such accounts and records.

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           2.  Calculating daily net asset value of each series of shares of beneficial interest of Trust, and

           3.  Acting as liaison with independent auditors.

2.      DELIVERY OF CORPORATE DOCUMENTS. Trust has delivered or will deliver
        -------------------------------
        to Custodian prior to the effective date of this Agreement, copies of the following documents and all amendments or supplements thereto, properly certified or authenticated:

        A. Resolutions of the Board of Trustees of Trust appointing Custodian as custodian hereunder and approving the form of this Agreement; and

        B. Resolutions of the Board of Trustees of Trust designating certain persons to give instructions on behalf of Trust to Custodian and authorizing Custodian to rely upon written instructions over their signatures.

3.      DUTIES AND RESPONSIBILITIES OF CUSTODIAN.
        ----------------------------------------

        A. Delivery of Assets
           ------------------
           Trust will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it except as permitted by the Investment Company Act of 1940 or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of a particular series of Trust's shares of beneficial interest or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

        B. Delivery of Accounts and Records
           --------------------------------
           Trust shall turn over to Custodian all of Trust's relevant accounts and records previously maintained by it. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it by Trust, and Trust shall indemnify and hold Custodian harmless of and

                                       2
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           from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Trust to provide any portion of such or to provide any information needed by Custodian knowledgeably to perform its function hereunder.

        C. Delivery of Assets to Third Parties
           -----------------------------------
           Custodian will receive delivery of and keep safely the assets of Trust delivered to it from time to time segregated in a separate account for each series of Trust's shares of beneficial interest. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of
           Section 3.S. of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to Section 3.S.2 of this agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to the relevant series of the shares of beneficial interest of Trust. Custodian is responsible for the securities and monies of Trust only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to United Missouri Bank of Kansas City, N.A. (UMBKC) and United Missouri Trust Company of New York (UMBNY), for which Custodian remains responsible. Custodian shall be responsible for the monies and securities of Trust held by eligible foreign custodians or subcustodians under this Agreement to the extent the domestic subcustodian with which Custodian contracts is responsible to Custodian. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company or Treasury/Federal Reserve Book Entry System or Participant Trust Company (PTC) (as such entities are defined at 17 CFR Section 270.17f-4(b)) or other depository approved by the Trust and with which Custodian has a satisfactory direct or indirect contractual relationship.

        D. Registration of Securities
           --------------------------
           Custodian will hold stocks and other registerable portfolio securities of Trust registered in the name of the appropriate series of the shares of beneficial interest of Trust or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, or in street certificate form, so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed. Custodian will register all such portfolio securities in the name of its authorized nominee. All securities, and the ownership thereof by a series of the shares of beneficial interest of Trust, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of Custodian to the appropriate series of Trust's shares of beneficial interest. Trust agrees to hold Custodian and its nominee harmless for any liability as a record holder of securities held in custody.

        E. Exchange of Securities
           ----------------------
           Upon receipt of instructions as defined herein in Section 4.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of a particular series of the shares of beneficial interest of Trust for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or other vise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefore to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

        F. Purchases of Investments of Trust
           ---------------------------------
           Trust will, through its authorized representative, on each business day on which a purchase of securities shall be made by it, deliver to Custodian

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           instructions which shall specify with respect to each such purchase:

           1. The name of the series of its shares of beneficial interest for which the securities have been acquired;

           2. The name of the issuer and description of the security;
           3. The number of shares or the principal amount purchased, and accrued interest, if any;
           4. The trade date;
           5. The settlement date;
           6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
           7. The total amount payable upon such purchase; and
           8. The name of the person from whom or the broker or dealer through whom the purchase was made.

           In accordance with such instructions, Custodian will pay for out of monies held for the account of the particular series of the shares of beneficial interest of Trust, but only insofar as monies are available therein for such purpose, and receive the portfolio securities so purchased by or for the account of that series of shares of beneficial interest of Trust except that Custodian may in its sole discretion advance funds to Trust which may result in an overdraft because the monies held by Custodian on behalf of the relevant series of the shares of beneficial interest of Trust are insufficient to pay the total amount payable upon such purchase. Such payment will be made only upon receipt by Custodian of the securities so purchased in form for transfer satisfactory to Custodian.

        G. Sales and Deliveries of Investments of Trust - Other than Options and
           ---------------------------------------------------------------------
           Futures
           -------
           Trust will, through its authorized representative, on each business day on which a sale of investment securities held on behalf of a series of the shares of beneficial interest of Trust has been made, deliver to Custodian instructions specifying with respect to each such sale:

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

           1. The name of the series of its shares beneficial interest for which the securities have been acquired;
           2. The name of the issuer and description of the securities;
           3. The number of shares or principal amount sold, and accrued interest, if any;
           4. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;
           5. The trade date:
           6. The settlement date;
           7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
           8. The total amount to be received by Trust upon such sale; and
           9. The name of the broker or dealer through whom or person to whom the sale was made.

           In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of the relevant series of the shares of beneficial interest of Trust to the broker or other person specified in the instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities.

        H. Purchases or Sales of Security Options. Options on Indices and
           --------------------------------------------------------------
           Security Index Futures Contracts
           --------------------------------
           Trust will, through its authorized representative, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale the name of the series of its shares of beneficial interest which has engaged in the transactions and the following:

           1. Security Options

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              a. The underlying security;
              b. The price at which purchased or sold;
              c. The expiration date;
              d. The number of contracts;
              e. The exercise price;
              f. Whether the transaction is an opening, exercising, expiring or closing transaction;
              g. Whether the transaction involves a put or call;
              h. Whether the option is written or purchased;
              i. Market on which option traded;
              j. Name and address of the broker or dealer through whom the sale or purchase was made.

           2. Options on Indices

              a. The index;
              b. The price at which purchased or sold;
              c. The exercise price;
              d. The premium;
              e. The multiple;
              f. The expiration date;
              g. Whether the transaction is an opening, exercising, expiring or closing transaction;
              h. Whether the transaction involves a put or call;
              i. Whether the option is written or purchased;
              j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

           3. Security Index Futures Contracts

              a. The last trading date specified in the contract and, when available, the closing level, thereof;
              b. The index level on the date the contract is entered into;

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              c. The multiple;
              d. Any margin requirements;
              e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Trust shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and
              f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

           4. Options on Index Future Contracts

              a. The underlying index future contract;
              b. The premium;
              c. The expiration date;
              d. The number of options;
              e. The exercise price;
              f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
              g. Whether the transaction involves a put or call;
              h. Whether the option is written or purchased; and
              i. The market on which the option is traded.

        I. Securities Pledged or Loaned
           ----------------------------
           If specifically described and permitted in the prospectus for the particular series of shares of beneficial interest of Trust:

           1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Trust on behalf of a particular series of the shares of beneficial interest of Trust; provided, however, that the securities shall

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              be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

           2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that the relevant series of the shares of beneficial interest of Trust will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

        J. Routine Matters
           ---------------
           Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Trust except as may be otherwise provided in this Agreement or directed from time to time by the Board of Trustees of Trust.

        K. Deposit Account
           ---------------
           Custodian will open and maintain a special purpose deposit account or accounts in the name of Custodian for each series of shares of beneficial interest of Trust ("Account"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of a series of the shares of beneficial interest of Trust shall be deposited in said Account, barring events not in the control of Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission

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           failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into such Account, Custodian agrees to make Fed Funds available to the relevant series of the shares of beneficial interest of Trust in the amount of the check. Deposits made by Federal Reserve wire will be available to Trust immediately and ACH wires will be available to Trust on the next business day. Income earned on the portfolio securities will be credited to the applicable series of the shares of beneficial interest of Trust based on the schedule attached as Exhibit A. Custodian will be entitled to reverse any credited amounts nowhere credits have been made and monies are not finally collected. If monies are collected after such rex reversal, Custodian will credit the applicable portfolio in that amount. Custodian may open and maintain an Account in such other banks or trust companies as may be designated by it or by properly authorized resolution of the Board of Trustees of Trust; such Account, however, shall be in the name of custodian and subject only to its draft or order.

        L. Income and other Payments to Trust
           ----------------------------------

           Custodian will:

           1. Collect, claim and receive and deposit for the Account of the appropriate series of shares of beneficial interest of Trust all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of each series of the shares of beneficial interest of Trust in accordance with the schedule attached hereto as Exhibit A; and if, for any reason, a series of the shares of beneficial interest of Trust is credited with income that is not subsequently collected, Custodian may reverse that credited amount.

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           2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

           3. Take such other action as may be necessary or proper in connection with:

              a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:

                 1. all coupons and other income items requiring presentation;
                    and

                 2. all other securities which may mature or be called,
                    redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or notice of which is contained in publications of the type to which it normally subscribes for such purpose; and

              b. the endorsement for collection, in the name of the appropriate series of shares of beneficial interest of Trust, of all checks, drafts or other negotiable instruments.

           Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for the account of any series of shares of beneficial interest of Trust on the last trade date prior to the date of expiration of such rights.

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        M. Payment of Dividends and other Distributions
           --------------------------------------------

           On the declaration of any dividend or other distribution on any series of the shares of the beneficial interest of Trust by the Board of Trustees of Trust, Trust shall deliver to Custodian instructions with respect thereto, including a copy of the Resolution of said Board of Trustees certified by the Secretary or an Assistant Secretary of Trust wherein there shall be set forth the record date as of which shareholders entitled to receive such dividend or other distribution shall be determined, the date of payment of such dividend or distribution, and the amount payable per share on such dividend or distribution.

           Unless the ex-dividend date and the reinvestment date of any dividend are the same, in which case funds shall remain in the custody account, on the date specified in such resolution for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of the relevant series of the shares of beneficial interest of Trust, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Trust, such amount as may be necessary to pay the amount per share payable in cash on shares of the relevant series of the shares of beneficial interest of Trust issued and outstanding on the record date established by such Resolution.

        N. Shares of Trust Purchased by Trust
           ----------------------------------
           Whenever any shares of a series of shares of beneficial interest of Trust are repurchased or redeemed by Trust, Trust or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the Account of the appropriate series of shares of beneficial interest of Trust and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of shares of that series or deliver the same in accordance with such advice.

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           Custodian shall not have any duty or responsibility to determine that shares have been removed from the proper shareholder account or accounts or that the proper number of such shares have been cancelled and removed from the shareholder records.

        O. Shares of Trust Purchased from Trust
           ------------------------------------
           Whenever shares of a series of shares of beneficial interest of Trust are purchased from Trust, Trust will deposit or cause to be deposited with Custodian the amount received for such shares.

           Custodian shall not have any duty or responsibility to determine that shares of a series of shares of beneficial interest of Trust purchased from Trust have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

        P. Proxies and Notices
           -------------------
           Custodian will promptly deliver or mail or have delivered or mailed to Trust all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for Trust and will, upon receipt of instructions, execute and deliver or cause itS nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

        Q. Disbursements
           -------------
           Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Trust (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Trust, interest charges, dividend

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           disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Trust) pursuant to instructions of Trust setting forth the name of the series of the shares of beneficial interest of Trust, the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

        R. Daily Statement of Accounts
           ---------------------------
           Custodian will, within a reasonable time, render to Trust as of the close of business on each day, a detailed statement of the amounts received or paid and of securities received or delivered for the account of each series of the shares of beneficial interest of Trust during said day. Custodian will, from time to time, upon request by Trust, render a detailed statement of the securities and monies held for each series of the shares of beneficial interest of Trust under this Agreement, and Custodian will maintain such books and records as are necessary tO enable it to do so and will permit such persons as are authorized by Trust including Trust's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of Trust or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to permit such persons as are authorized by Trust including Trust's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by subcustodian which relate to Trust.

        S. Appointment of Subcustodian
           ---------------------------
           1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of Trust may be held in Custodian's own custody or in the custody of one or more other banks or trust companies acting as subcustodians as may be selected by Custodian and approved by Trust. Any such subcustodian must have the qualifications required for a custodian under the Investment Company Act of 1940, as amended. The subcustodian may participate directly or indirectly in the Depository Trust Company or Treasury/Federal Reserve Book Entry System, PTC (as such entity) is defined at 17 CFR Section 270.17f-f(b)) or other depositor approved by Trust and with which Custodian has a satisfactory direct or indirect contractual relationship. Custodian will appoint UMBKC and UMBNY as subcustodians and Custodian shall be responsible for UMBKC and UMBNY to the same extent it is responsible to Trust under Section 5 of this Agreement. Custodian is not responsible for DTC, the Treasury/Federal Reserve Book Entry System, and PTC except to the extent such entities are responsible to Custodian. Upon instruction of Trust, Custodian shall be willing to contract with such entities as Bank of New York (BONY), Morgan Guaranty and Trust Company (MGTC), Chemical Bank (CB), and Bankers Trust Company (BT) for variable rate securities and Custodian avid be responsible to Trust to the same extent those entities are responsible to Custodian. Trust shall be entitled to review Custodian's contracts with BONY, MGTC, CB, and BT.

           2. Notwithstanding any other provisions of this Agreement, Trust's foreign securities (as defined in Rule 17f-5(c)(1) under the Investment Company Act of 1940) and Trust's cash or cash equivalents, in amounts reasonably necessary to effect Trust's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as subcustodians, according to Section 3.S.1; and thereafter, pursuant to a written contract or contracts as approved by Trust's Board of Trustees, may be transferred to an account maintained by such subcustodian with an eligible foreign custodian, as defined in Rule 17f-5(c)(2), provided that any such arrangement involving a foreign custodian shall be in accordance with the provisions of Rule 17f-5 under the Investment Company Act of 1940 as that Rule may be amended from time to time. Trust shall be provided the contract with the domestic subcustodian who shall contract with the eligible foreign subcustodians. Custodian shall be responsible for the monies and securities of Trust held by eligible foreign subcustodians to the extent the domestic Subcustodian with which Custodian contracts is responsible to Custodian.

        T. Accounts and Records
           --------------------
           Custodian with the direction and as interpreted by Trust. Trust's accountants and/or other tax advisors will prepare and maintain complete, accurate and current all accounts and records required to be maintained by Trust under the Internal Revenue Code of 1986 ("Code") as amended and under the General Rules and Regulations under the Investment Company Act of 1940 ("Rules") as amended, and as agreed upon between the parties and will preserve said records in the manner and for the periods prescribed in said Code and Rules, or for such longer period as is agreed upon by the parties.
           Custodian relies upon Trust to furnish, in writing, accurate and timely information to complete Trust's records and perform daily calculation of the net asset value of each series of the shares of beneficial interest of Trust, as provided in Section 3.W. below. Custodian shall incur no liability and Trust shall indemnify and hold harmless Custodian from and against any liability arising from any failure of Trust to furnish such information in a timely and accurate manner, even if Trust subsequently provides accurate but untimely information. It shall be the responsibility of Trust to furnish Custodian with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning each of its securities when such information is not readily available from generally accepted securities industry services or publications.

        U. Accounts and Records Property of Trust
           --------------------------------------

           Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Trust, and will be made available to Trust for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Trust's independent auditors, or upon approval of Trust, or upon demand, any regulatory body, in any requested review of Trust's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Trust of the necessary information, Custodian will supply necessary data for Trust's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders and such other reports and information requests as Trust and Custodian shall agree upon from time to time.

        V. Adoption of Procedures
           ----------------------

           Custodian and Trust may front time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by Trust, or directed by Trust, conflicts with or violates any requirements of the prospectus for any series of the shares of beneficial interest of the Trust, Declaration of Trust, Bylaws, or any rule or regulation of any regulatory body or governmental agency. Trust will be responsible to notify Custodian of any changes in statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures.

        W. Calculation of Net Asset Value
           ------------------------------

           Custodian will calculate the net asset value and the net asset value per share of each series of the shares of beneficial interest of Trust, in accordance with the prospectus for that series, once daily. Custodian will prepare and maintain a daily evaluation of securities for which market quotations are available by the use of outside services normally used and contracted for this purpose; all other securities will be evaluated in accordance with Trust's instructions. Custodian will have no responsibility for the accuracy of the prices quoted by these outside services or for the information supplied by Trust or upon instructions.

        X. Overdrafts
           ----------

           If Custodian shall in its sole discretion advance funds to the account of a particular series of the shares of beneficial interest of Trust which results in an overdraft because the monies held by Custodian on behalf of that series of the shares of beneficial interest of Trust are insufficient to pay the total amount payable upon a purchase of securities as specified in Trust's instructions or for some other reason, the amount of the overdraft shall be payable out of the assets held by Custodian for the account of such series of the shares of beneficial interest of Trust to Custodian upon demand and shall bear an interest rate determined by Custodian from the date advanced until the date of payment.

4.      INSTRUCTIONS.
        -------------

        A. The term "instructions", as used herein, means written or oral instructions to Custodian from a designated representative of Trust. Certified copies of resolutions of the Board of Trustees of Trust naming one or more designated representatives to give instructions in the name and on behalf of Trust, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Trust and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 4. no authorizations or instructions received by Custodian from Trust, will be deemed to authorize or permit any director, trustee, officer, employee, or agent of Trust to withdraw any of the securities or similar investments of Trust upon the mere receipt of such authorization or instructions from such director, trustee, officer, employee or agent.

           Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgement if required at the discretion of Custodian) of the instructions of a designated representative of Trust will undertake to deliver for the account of the designated series of the shares of beneficial interest of Trust monies, (provided such monies are on hand or available) in connection with Trust's transactions with respect to such series of the shares of beneficial interest of Trust and to wire transfer such monies to such broker, dealer, subcustodian, bank or other agent specified in such instructions by a designated representative of Trust.

        B. No later than the next business day immediately following each oral instruction, Trust will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.

5.      LIMITATION OF LIABILITY OF CUSTODIAN.
        -------------------------------------

        A. Custodian shall hold harmless and indemnify Trust from and against any loss or liability arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence, bad faith or willful misconduct. Custodian shall not be liable for consequential, special or punitive damages. Custodian may request and obtain the advice and opinion of counsel for Trust, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Trust for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of Trust or Trust's counsel, it may in its discretion, with notice to Trust, not act according to such instructions.

        B. Custodian may rely upon the advice of Trust and upon statements of Trust's accountants or other persons believed by, it in good faith, to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such statements.

        C. If Trust requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way. Custodian. upon notice to Trust given prior to such actions, shall be and be kept indemnified by Trust in an amount and form satisfactory to Custodian against any liability on account of such action.

        D. Custodian shall be entitled to receive, and Trust agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Trust.

        E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Trust hereunder, a certificate signed by Trust's President, or other officer specifically authorized for such purpose.

        F. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

           1. The validity of the issue of any securities purchased by or for Trust, the legality of the purchase thereof or evidence of ownership required by Trust to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;

           2. The legality of the sale of any securities by or for any series of the shares of beneficial interest of Trust, or the propriety of the amount for which the same are sold;

           3. The legality of the issue or sale of any shares of beneficial interest of Trust, or the sufficiency of the amount to be received therefor;

           4. The legality of the repurchase or redemption of any shares of beneficial interest of Trust, or the propriety of the amount to be paid therefor; or

           5. The legality of the declaration of any dividend by Trust on any series of the shares of beneficial interest of Trust, or the legality of the issue of any shares of beneficial interest of any series of the shares of beneficial interest of Trust in payment of any stock dividend.

        G. Custodian shall not be liable for, or considered to be custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money received by it on behalf of Trust, until Custodian actually receives such money, provided only that it shall advise Trust promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Trust toward the end that such money shall be received.

        H. Except to the extent Custodian is responsible under other provisions of this Agreement for subcustodians or eligible foreign subcustodians, Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence, bad faith, or willful misconduct on the part of Custodian.

      I. Notwithstanding anything herein to the contrary, Custodian may, and with respect to any foreign subcustodians appointed under Section 3.S.2 must, provide Trust for its approval, agreements with banks or trust companies which will act as subcustodians for Trust pursuant to
           Section 3.S of this Agreement.

6.    COMPENSATION. Trust will pay to Custodian such compensation as is stated
      ------------
      in the Fee Schedule attached hereto as Exhibit B which may be changed from time to time as agreed to in writing by Custodian and Trust. Custodian may charge to the account of the appropriate series of shares of beneficial interest of Trust such compensation against monies held by it for the account of such series. Custodian will also be entitled, notwithstanding the provisions of Sections 5.C. or 5.D. hereof, to charge against any monies held by it for the account of Trust the amount of any loss, damage, liability, advance, or expense for which it shall be entitled to reimbursement under the provisions of this Agreement including fees or expenses due to Custodian for other Services provided to Trust by Custodian. Custodian will not be entitled to reimbursement by Trust for any loss or expenses of any subcustodian.

7.    TERMINATION. Either party to this Agreement may terminate the same by
      -----------
      notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than ninety (90) days prior to the date upon which such termination will take;e effect. Upon termination of this Agreement, Trust will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date and Trust will use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of beneficial interest vote to have the securities, funds and other properties held under this Agreement delivered and paid over to some other person, firm or corporation specified in the vote, having not less the Two Million Dollars (S2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodian as set forth in the Bylaws of Trust, the Board of Trustees of Trust will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications. Custodian will, upon termination of this Agreement, deliver to the successor custodian so specified or appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds and other properties of Trust deposited with or held by Custodian hereunder, or will co-operate in effecting changes in book-entries at the Depository Trust Company in the Treasury/Federal Reserve Book-Entry System pursuant to 31 CFR Sec.
      306.118. In the event no such vote has been adopted by the holder of shares of beneficial interest of Trust and no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian will deliver the securities, funds and properties of Trust to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the Bylaws of Trust and having not less that Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon either such delivery to a successor custodian, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Trust will submit to its shareholders, before permitting delivery of the cash and securities owned by Trust to anyone other than a successor custodian, the question of whether Trust will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds and property of Trust which is permitted by the Investment Company Act of 1940, Trust's Declaration of Trust and Bylaws then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

8.    NOTICES. Notices, requests, instructions and other writings received by
      --------
      Trust at 110 Wall Street, New York, New York 10005 or at such other address as Trust may have designated to Custodian in writing, will be deemed to have been properly given to Trust hereunder; and notices, requests, instructions and other writings received by Custodian at its offices at 127 West 10th Street, 14th Floor, Kansas City, Missouri 64105, or to such other address as it may have designated to Trust in writing, will be deemed to have been properly given to Custodian hereunder.

9.    MISCELLANEOUS.
      --------------

      A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

      B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

      C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

      D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      E. This Agreement shall become effective at the close of business on _______ day of January, 1991.

      F. This Agreement may be executed simultaneously in two or more counterparts, each of X which will be deemed an original but all of which together will constitute one and the same instrument.

      G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      H. This Agreement may not be assigned by either party without prior written consent of the other party.

      I. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies or conflicts with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, such statutes, rules and regulations shall be deemed to control and supercede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

      J. Custodian will not release the identity of Trust to an issuer which requests such information pursuant to the Shareholder communications Act of 1985 for the specific purpose of direct communications between such issuer and Trust unless Trust directs Custodian otherwise.

      K. A copy of the Declaration of Trust of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of Trust by the undersigned officer of Trust in his/her capacity as an officer of Trust. The obligations of this Agreement shall only be binding upon the assets and property of Trust and shall not be binding upon any Trustee, officer or shareholder of Trust individually.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


                                INVESTORS FIDUCIARY TRUST COMPANY

                                By: /s/ R. Winegar
                                    -----------------------------
                                Title: Executive Vice Pres.
                                       --------------------------


ATTEST

/s/ Cheryl J. Naegler
---------------------------
Cheryl J. Naegler
Assistant Secretary


                                THE FAHNESTOCK FUNDS

                                By: /s/ Albert G. Lowenthal
                                    -----------------------------
                                Title: Chairman
                                       --------------------------


ATTEST:

/s/ Charles E. Padgett
--------------------------
Charles E. Padgett
Secretary

                                   EXHIBIT A
                                   ---------
                IFTC AVAILABILITY SCHEDULE BY TRANSACT1ON TYPE

   TRANSACTION                 DTC                       PHYSICAL                    FED
-----------------   -----------------------     -----------------------    -----------------------
    TYPE              CR DATE      FDS TYPE       CR DATE      FDS TYPE      CR DATE      FDS TYPE
------------        -----------    --------     -----------    --------    -----------    --------
Calls Puts          As Received    C or F*      As Received    C or F*

Maturities          As Received    C or F*      Mat. Date      C or F*     Mat. Date      F

Tender Reorgs.      As Received    C            As Received    C           N/A

Dividends           Paydate        C            Paydate        C           N/A

Floating            Paydate        C            Paydate        C           N/A
  Rate Int.

Floating            N/A                         As Rate        C           N/A
  Rate Int.                                     Received
  (No Rate)

Mtg. Backed         Paydate        C            Paydate + 1    C           Paydate        F
  P&I                                           Bus. Day

Fixed Rate          Paydate        C            Paydate        C           Paydate        F
  Int.

Euroclear           N/A            C            Paydate        C

     Legend
     ------
     C = Clearinghouse Funds
     F = Fed Funds
     N/A = Not Applicable
     * Availability based on how received.